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                                                                   EXHIBIT 10.57

                                AMENDMENT TO THE
                               BORDERS GROUP, INC.
                              ANNUAL INCENTIVE PLAN

Effective as of May 20, 2004, the Borders Group, Inc. Annual Incentive Plan (the "Plan"), approved by the shareholders of Borders Group, Inc. (the "Company") on May 24, 2000, is hereby amended in the following particulars:

1. The definition of "MSPP Participant" in Section 2 (j) of the Plan is hereby amended to read as follows:

            "'MSPP Participant'" shall mean a participant in the 2004 Long-Term Incentive Plan who has been granted stock purchase rights for the relevant Plan Year of the Plan; provided, however, that only officers shall be required to use a portion of their bonus to purchase shares under the 2004 Long-Term Incentive Plan."

2.    The following definition shall be inserted at the end of Section 2 of the
      Plan:

            "(s) '2004 Long-Term Incentive Plan' shall mean the Borders Group, Inc. 2004 Long-Term Incentive Plan approved by the shareholders of Borders Group, Inc. on May 20, 2004."

3. All references in the Plan to the phrase "Management Stock Purchase Plan" or "MSPP" are hereby deleted and replaced with the following: "2004 Long-Term Incentive Plan."

Except as hereby amended, the Plan shall remain in full force and effect.

                                              Borders Group, Inc.

                                              By: /s/ Edward W. Wilhelm
                                                  --------------------------
                                                  Edward W. Wilhelm